Exhibit 99.1

Teradyne Reports Second Quarter 2019 Results

•	Q2’19 GAAP earnings per share grew 6% and Non-GAAP earnings per share grew 12% from Q2’18

•	Semiconductor Test revenue up 4% from Q2’18

•	Industrial Automation revenue up 20% from Q2’18

	Q2’19	Q2’18	Q1’19
Revenue (mil)	$564	$527	$494
GAAP EPS	$0.55	$0.52	$0.62
Non-GAAP EPS	$0.66	$0.59	$0.54

==========================================

NORTH READING, Mass. – July 23, 2019 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $564 million for the second quarter of 2019 of which $375 million was in Semiconductor Test, $75 million in Industrial Automation, $73 million in System Test, and $41 million in Wireless Test. GAAP net income for the second quarter was $97.4 million or $0.55 per share. On a non-GAAP basis, Teradyne’s net income in the second quarter was $113.2 million, or $0.66 per diluted share, which excluded acquired intangible asset amortization, restructuring and other, non-cash convertible debt interest, discrete income tax adjustments, and included the related tax impact on non-GAAP adjustments.

“We exceeded our revenue and profit guidance for the second quarter on stronger than expected results in semiconductor test as continued growth in 5G infrastructure, networking, and memory test spending more than offset lower demand from automotive and industrial device makers,” said Teradyne President and CEO Mark Jagiela. “In Industrial Automation, our Universal Robots and MiR collaborative robots business grew 20% in the quarter, highlighting their compelling value even in a challenging global industrial investment environment.”

Guidance for the third quarter of 2019 is revenue of $540 million to $580 million, with GAAP net income of $0.53 to $0.63 per diluted share and non-GAAP net income of $0.64 to $0.74 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, restructuring and other, and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the second quarter results, along with management’s business outlook, will follow at 10 a.m. ET, Wednesday, July 24. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 10 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and include the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2018, Teradyne had revenue of $2.1 billion and today employs 5,200 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, use of proceeds and potential dilution from the senior convertible notes offering, and the impact of the U.S. tax reform, export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, or the impact of the U.S. tax reform, export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposes new export licensing requirements on exports, re-exports, and in-country transfers of all U.S. - regulated products, software and technology to the designated Huawei entities. While most of our products are not subject to the EAR and therefore not affected by the Entity List restrictions, certain of our products are currently manufactured in the U.S. and thus subject to the Entity List restrictions. Compliance with the Entity List restrictions has not significantly impacted our sales, but could limit sales in the future. Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions, including the addition of Huawei and HiSilicon to the U.S. Department of Commerce Entity List; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the period ended March 31, 2019. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2019

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net revenues	$564,178	$494,099	$526,929	$1,058,277	$1,014,396
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	240,260	206,464	219,595	446,724	437,230

Gross profit	323,918	287,635	307,334	611,553	577,166
Operating expenses:
Selling and administrative	108,811	102,013	99,410	210,824	189,916
Engineering and development	81,434	76,791	75,342	158,225	149,750
Acquired intangible assets amortization	10,083	10,634	9,793	20,717	17,491
Restructuring and other (2)	(10,404)	5,112	2,389	(5,292)	2,076

Operating expenses	189,924	194,550	186,934	384,474	359,233
Income from operations	133,994	93,085	120,400	227,079	217,933
Interest and other (income) expense (3)	2,817	(894)	388	1,923	2,102

Income before income taxes	131,177	93,979	120,012	225,156	215,831
Income tax provision (benefit) (4)	33,780	(15,159)	18,975	18,621	27,821

Net income	$97,397	$109,138	$101,037	$206,535	$188,010

Net income per common share:
Basic	$0.57	$0.63	$0.53	$1.20	$0.97

Diluted	$0.55	$0.62	$0.52	$1.16	$0.94

Weighted average common shares — basic	171,241	173,532	190,730	172,387	192,992

Weighted average common shares — diluted (5)	178,590	176,972	194,909	177,781	199,197

Cash dividend declared per common share	$0.09	$0.09	$0.09	$0.18	$0.18

(1) Cost of revenues includes:	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Provision for excess and obsolete inventory	$3,402	$2,397	$2,653	$5,799	$6,175
Sale of previously written down inventory	(363)	(778)	(1,922)	(1,141)	(4,165)
Inventory step-up	383	—	372	383	372

	$3,422	$1,619	$1,103	$5,041	$2,382

(2) Restructuring and other consists of:	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Contingent consideration fair value adjustment	$(11,671)	$2,970	$(3,500)	$(8,701)	$(8,468)
Employee severance	803	799	2,398	1,602	6,279
Acquisition related expenses and compensation	464	1,343	2,544	1,807	3,318
Other	—	—	947	—	947

	$(10,404)	$5,112	$2,389	$(5,292)	$2,076

(3) Interest and other includes:	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Non-cash convertible debt interest	$3,410	$3,368	$3,245	$6,778	$6,451
Pension actuarial loss (gain)	448	—	(71)	448	(71)

	$3,858	$3,368	$3,174	$7,226	$6,380

(4)

For the quarter ended June 30, 2019, income tax provision (benefit) includes a $15 million tax provision related to the finalization of our toll tax charge. For the quarter ended March 31, 2019, income tax provision (benefit) includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return.

(5)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended June 30, 2019, March 31, 2019 and July 1, 2018, 4.4 million, 2.2 million and 2.6 million shares, respectively, have been included in diluted shares. For the six months ended June 30, 2019 and July 1, 2018, 3.3 million and 3.5 million shares, respectively, have been included in diluted shares. For the three months ended June 30, 2019, diluted shares also included 1.8 million shares from the convertible note hedge transaction. For the six months ended June 30, 2019 and July 1, 2018, diluted shares included 0.9 million shares from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$495,107	$926,752
Marketable securities	400,227	190,096
Accounts receivable, net	372,199	291,267
Inventories, net	164,461	153,541
Prepayments and other current assets	184,832	170,826

Total current assets	1,616,826	1,732,482

Property, plant and equipment, net	295,895	279,821
Operating lease right-of-use assets, net	56,315	—
Marketable securities	99,001	87,731
Deferred tax assets	67,886	70,848
Other assets	25,712	11,509
Retirement plans assets	16,449	16,883
Acquired intangible assets, net	109,494	125,482
Goodwill	383,936	381,850

Total assets	$2,671,514	$2,706,606

Liabilities
Accounts payable	$103,449	$100,688
Accrued employees’ compensation and withholdings	121,940	148,566
Deferred revenue and customer advances	89,837	77,711
Other accrued liabilities	77,053	78,272
Operating lease liabilities	18,041	—
Contingent consideration	11,753	34,865
Income taxes payable	44,927	36,185

Total current liabilities	467,000	476,287

Retirement plans liabilities	122,596	117,456
Long-term deferred revenue and customer advances	37,365	32,750
Deferred tax liabilities	17,800	20,662
Long-term other accrued liabilities	9,660	37,547
Long-term contingent consideration	15,094	35,678
Long-term operating lease liabilities	46,460	—
Long-term income taxes payable	88,884	83,891
Long-term debt	387,243	379,981

Total liabilities	1,192,102	1,184,252
Shareholders’ equity	1,479,412	1,522,354

Total liabilities and shareholders’ equity	$2,671,514	$2,706,606

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Cash flows from operating activities:
Net income	$97,397	$101,037	$206,535	$188,010

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,231	16,820	33,882	33,156
Amortization	12,034	10,973	24,976	20,177
Deferred taxes	(691)	8,616	515	17,312
Stock-based compensation	8,635	8,081	18,109	17,625
Provision for excess and obsolete inventory	3,402	2,653	5,799	6,175
Contingent consideration fair value adjustment	(11,671)	(3,500)	(8,701)	(8,468)
Retirement plan actuarial loss (gain)	448	(71)	448	(71)
(Gains) losses on marketable securities	(913)	(479)	(3,741)	762
Other	210	254	429	406
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(37,772)	(40,332)	(79,478)	(179,403)
Inventories	470	(266)	(2,447)	(21,283)
Prepayments and other assets	1,581	2,320	(17,067)	1,641
Accounts payable and accrued expenses	38,887	38,551	(14,436)	(8,155)
Deferred revenue and customer advances	9,371	874	15,826	10,518
Retirement plans contributions	(1,204)	(1,153)	(2,414)	(2,173)
Income taxes	7,831	(14,203)	(14,973)	(26,308)

Net cash provided by operating activities	145,246	130,175	163,262	49,921

Cash flows from investing activities:
Purchases of property, plant and equipment	(33,245)	(27,866)	(58,956)	(62,663)
Purchases of marketable securities	(108,997)	(156,747)	(484,181)	(647,071)
Proceeds from sales of marketable securities	37,014	28,382	42,454	829,053
Proceeds from maturities of marketable securities	91,992	257,164	233,193	469,862
Proceeds from life insurance	—	—	273	—
Purchase of investments and acquisition of businesses, net of cash acquired	(15,000)	(145,276)	(21,970)	(170,632)

Net cash (used for) provided by investing activities	(28,236)	(44,343)	(289,187)	418,549

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	833	27	15,101	10,681
Repurchase of common stock	(90,754)	(226,519)	(247,222)	(360,795)
Dividend payments	(15,392)	(17,094)	(31,019)	(34,682)
Payment related to net settlement of employee stock compensation awards	(128)	(122)	(14,446)	(19,751)
Payment of contingent consideration	—	—	(27,615)	(13,571)

Net cash used for financing activities	(105,441)	(243,708)	(305,201)	(418,118)

Effects of exchange rate changes on cash and cash equivalents	(190)	387	(519)	189

Increase (decrease) in cash and cash equivalents	11,379	(157,489)	(431,645)	50,541
Cash and cash equivalents at beginning of period	483,728	637,873	926,752	429,843

Cash and cash equivalents at end of period	$495,107	$480,384	$495,107	$480,384

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	June 30, 2019	% of Net Revenues			March 31, 2019	% of Net Revenues			July 1, 2018	% of Net Revenues
Net revenues	$564.2				$494.1				$526.9
Gross profit GAAP	$323.9	57.4%			$287.6	58.2%			$307.3	58.3%
Inventory step-up	0.4	0.1%			—	—			0.4	0.1%

Gross profit non-GAAP	$324.3	57.5%			$287.6	58.2%			$307.7	58.4%
Income from operations — GAAP	$134.0	23.8%			$93.1	18.8%			$120.4	22.9%
Acquired intangible assets amortization	10.1	1.8%			10.6	2.1%			9.8	1.9%
Restructuring and other (1)	(10.4)	-1.8%			5.1	1.0%			2.4	0.5%
Inventory step-up	0.4	0.1%			—	—			0.4	0.1%

Income from operations — non-GAAP	$134.1	23.8%			$108.8	22.0%			$133.0	25.2%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	June 30, 2019	% of Net Revenues	Basic	Diluted	March 31, 2019	% of Net Revenues	Basic	Diluted	July 1, 2018	% of Net Revenues	Basic	Diluted
Net income — GAAP	$97.4	17.3%	$0.57	$0.55	$109.1	22.1%	$0.63	$0.62	$101.0	19.2%	$0.53	$0.52
Acquired intangible assets amortization	10.1	1.8%	0.06	0.06	10.6	2.1%	0.06	0.06	9.8	1.9%	0.05	0.05
Interest and other (2)	3.4	0.6%	0.02	0.02	3.4	0.7%	0.02	0.02	3.2	0.6%	0.02	0.02
Restructuring and other (1)	(10.4)	-1.8%	(0.06)	(0.06)	5.1	1.0%	0.03	0.03	2.4	0.5%	0.01	0.01
Pension mark-to-market adjustment (2)	0.4	0.1%	0.00	0.00	—	—	—	—	(0.1)	0.0%	(0.00)	(0.00)
Inventory step-up	0.4	0.1%	0.00	0.00	—	—	—	—	0.4	0.1%	0.00	0.00
Exclude discrete tax adjustments (3)	13.9	2.5%	0.08	0.08	(30.1)	-6.1%	(0.17)	(0.17)	(0.5)	-0.1%	(0.00)	(0.00)
Non-GAAP tax adjustments	(2.0)	-0.4%	(0.01)	(0.01)	(3.5)	-0.7%	(0.02)	(0.02)	(3.4)	-0.6%	(0.02)	(0.02)
Convertible share adjustment	—	—	—	0.02	—	—	—	—	—	—	—	0.01

Net income — non-GAAP	$113.2	20.1%	$0.66	$0.66	$94.6	19.1%	$0.55	$0.54	$112.8	21.4%	$0.59	$0.59

GAAP and non-GAAP weighted average common shares — basic	171.2				173.5				190.7
GAAP weighted average common shares — diluted	178.6				177.0				194.9
Exclude dilutive shares related to convertible note transaction	(6.2)				(2.2)				(2.6)

Non-GAAP weighted average common shares — diluted	172.4				174.8				192.3

(1) Restructuring and other consists of:

	Quarter Ended
	June 30, 2019				March 31, 2019				July 1, 2018
Contingent consideration fair value adjustment	$(11.7)				$3.0				$(3.5)
Acquisition related expenses and compensation	0.5				1.3				2.5
Employee severance	0.8				0.8				2.4
Other	—				—				0.9

	$(10.4)				$5.1				$2.4

(2)

For the quarters ended June 30, 2019, March 31, 2019, and July 1, 2018, adjustment to exclude non-cash convertible debt interest expense. For the quarters ended June 30, 2019 and July 1, 2018, adjustment to exclude actuarial loss (gain) recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended June 30, 2019, March 31, 2019, and July 1, 2018, adjustment to exclude discrete income tax items. For the quarter ended June 30, 2019, income tax (benefit) provision includes a $15 million tax provision related to the finalization of our toll tax charge. For the quarter ended March 31, 2019, income tax (benefit) provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return.

	Six Months Ended
	June 30, 2019	% of Net Revenues			July 1, 2018	% of Net Revenues
Net Revenues	$1,058.3				$1,014.4
Gross profit GAAP	$611.6	57.8%			$577.2	56.9%
Inventory step-up	0.4	0.0%			0.4	0.0%

Gross profit non-GAAP	$612.0	57.8%			$577.6	56.9%
Income from operations — GAAP	$227.1	21.5%			$217.9	21.5%
Acquired intangible assets amortization	20.7	2.0%			17.5	1.7%
Restructuring and other (1)	(5.3)	-0.5%			2.1	0.2%
Inventory step-up	0.4	0.0%			0.4	0.0%

Income from operations — non-GAAP	$242.9	23.0%			$237.9	23.5%

			Net Income per Common Share				Net Income per Common Share
	June 30, 2019	% of Net Revenues	Basic	Diluted	July 1, 2018	% of Net Revenues	Basic	Diluted
Net income — GAAP	$206.5	19.5%	$1.20	$1.16	$188.0	18.5%	$0.97	$0.94
Acquired intangible assets amortization	20.7	2.0%	0.12	0.12	17.5	1.7%	0.09	0.09
Interest and other (2)	6.8	0.6%	0.04	0.04	6.5	0.6%	0.03	0.03
Restructuring and other (1)	(5.3)	-0.5%	(0.03)	(0.03)	2.1	0.2%	0.01	0.01
Inventory step-up	0.4	0.0%	0.00	0.00	0.4	0.0%	0.00	0.00
Pension mark-to-market adjustment (2)	0.4	0.0%	0.00	0.00	(0.1)	0.0%	(0.00)	(0.00)
Exclude discrete tax adjustments (3)	(16.2)	-1.5%	(0.09)	(0.09)	(6.8)	-0.7%	(0.04)	(0.03)
Non-GAAP tax adjustments	(5.5)	-0.5%	(0.03)	(0.03)	(5.3)	-0.5%	(0.03)	(0.03)
Convertible share adjustment	—	—	—	0.03	—	—	—	0.02

Net income — non-GAAP	$207.8	19.6%	$1.21	$1.20	$202.3	19.9%	$1.05	$1.04

GAAP and non-GAAP weighted average common shares — basic	172.4				193.0
GAAP weighted average common shares — diluted	177.8				199.2
Exclude dilutive shares from convertible note	(4.2)				(4.4)

Non-GAAP weighted average common shares — diluted	173.6				194.8

(1) Restructuring and other consists of:

	Six Months Ended
	June 30, 2019				July 1, 2018
Contingent consideration fair value adjustment	$(8.7)				$(8.5)
Acquisition related expenses and compensation	1.8				3.3
Employee severance	1.6				6.3
Other	—				0.9

	$(5.3)				$2.1

(2)

For the six months ended June 30, 2019 and July 1, 2018, Interest and other included non-cash convertible debt interest expense. For the six months ended June 30, 2019 and July 1, 2018, adjustments to exclude actuarial loss (gain) recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the six months ended June 30, 2019 and July 1, 2018, adjustment to exclude discrete income tax items. For the six months ended June 30, 2019, income tax (benefit) provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return and includes a $15 million tax provision related to the finalization of our toll tax charge.

GAAP to Non-GAAP Reconciliation of Third Quarter 2019 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$540 million	to	$580 million
GAAP net income per diluted share	$0.53		$0.63
Exclude acquired intangible assets amortization	0.06		0.06
Exclude non-cash convertible debt interest	0.02		0.02
Exclude restructuring and other	0.01		0.01
Tax effect of non-GAAP adjustments	(0.01)		(0.01)
Convertible share adjustment	0.02		0.02

Non-GAAP net income per diluted share	$0.64		$0.74

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations